Exhibit (b)


WASHINGTON, PITTMAN & McKEEVER
Certified Public Accountants


819 South Wabash Avenue
Suite 600
Chicago, Illinois  60605
(312)786




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As   independent   public   accountants,  we   hereby   consent   to   the   use
of   our   report   dated  November  22,  1996  (and  all  references   to   our
Firm) included in or made a part of the Form 11-K. It should be noted that we have not audited any financial statements of The Quaker Stock Bonus Savings Plan subsequent to June 30, 1996 or performed any audit procedures subsequent to the date of our report.


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                                                  WASHINGTON, PITTMAN & McKEEVER


Chicago, Illinois
December 19, 1996